Exhibit 10.22

TRANSPORTATION SERVICE AGREEMENT
Contract Identification FT4760

This Transportation Service Agreement (Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and TRANSCANADA PIPELINES LIMITED (Shipper).

WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement.

NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter.

1.             EFFECTIVE DATE: November 26, 2008

2.             CONTRACT IDENTIFICATION: FT4760

3.             RATE SCHEDULE: FT

4.             SHIPPER TYPE: Other

5.             STATE/PROVINCE OF INCORPORATION: Canada

6.             TERM: November 01, 2005 to October 31, 2010

7.             EFFECT ON PREVIOUS CONTRACTS:

This Agreement supersedes, cancels and terminates, as of the effective date stated above, the following contract(s): Service Agreement dated December 7, 2007 with Contract Identification FT4760.

Shipper’s obligations to Transporter arising for periods prior to the effective date stated above, remain in effect and are not being terminated by any provision of this Agreement.

8.             MAXIMUM DAILY QUANTITY (Dth/Day): 25,000

Please see Appendix A for further detail.

9.             RATES:

Unless Shipper and Transporter have agreed to a rate other than the maximum rate, rates shall be Transporter’s maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing. Provisions governing a rate other than maximum shall be set forth in this Paragraph 9 and/or on Appendix B hereto.

10.           POINTS OF RECEIPT AND DELIVERY:

The primary receipt and delivery points are set forth on Appendix A.

11.           RELEASED CAPACITY:

N/A

12.           INCORPORATION OF TARIFF INTO AGREEMENT:

This Agreement shall incorporate and in all respects be subject to the “General Terms and Conditions” and the applicable Rate Schedule (as stated above) set forth in Transporter’s FERC Gas Tariff, Second Revised Volume No. 1, as may be revised from time to time. Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in the applicable Rate Schedule (as stated above) and the “General Terms and Conditions” in Transporter’s FERC Gas Tariff, Second Revised Volume No. 1, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this Agreement shall be deemed to include such changes and any such changes which become effective by operation of law and Commission Order, without prejudice to Shipper’s right to protest the same.

13.           MISCELLANEOUS:

No waiver by either party to this Agreement of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any continuing or future default(s), whether of a like or a different character.

Any controversy between the parties arising under this Agreement and not resolved by the parties shall be determined in accordance with the laws of the State of Michigan.

14.           OTHER PROVISIONS:

It is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this Agreement is limited to assets of the Transporter.

Upon termination of this Agreement, Shipper’s and Transporter’s obligations to each other arising under this Agreement, prior to the date of termination, remain in effect and are not being terminated by any provision of this Agreement.

15.           NOTICES AND COMMUNICATIONS:

All notices and communications with respect to this Agreement shall be in writing and sent to the addresses stated below or at any other such address(es) as may be designated in writing:

ADMINISTRATIVE MATTERS

Great Lakes Gas Transmission Limited	TRANSCANADA PIPELINES LIMITED
Partnership	450 - 1st Street S.W.
5250 Corporate Drive	Calgary, AB T2P 5H1
Troy, MI 48098	Canada
Attn: Transportation Services	Attn: Steve Pohlod

PAYMENT BY ELECTRONIC TRANSFER

Great Lakes Gas Transmission Limited	TRANSCANADA PIPELINES LIMITED
Partnership	Attn: Angie Czenczek
Citibank, NA, New York, NY
ABA No: 021000089
Account No: 3076-5207

AGREED TO BY:

GREAT LAKES GAS TRANSMISSION
LIMITED PARTNERSHIP
By: Great Lakes Gas Transmission Company	TRANSCANADA PIPELINES LIMITED

Operator and Agent for Great Lakes Gas

Transmission Limited Partnership

By:	/s/ Joseph E. Pollard	By:	/s/ Steve Pohlod
Joseph E. Pollard		Steve Pohlod
Title: Director, Transportation Services		Title: Vice President, Commercial East
Canadian Pipelines

By:	/s/ Max Feldman
Max Feldman
Title: Senior Vice President, Canadian and Eastern U.S. Pipelines

APPENDIX A

Contract Identification FT4760

Date: November 26. 2008

Supersedes Appendix Dated: December 07, 2007

Shipper: TRANSCANADA PIPELINES LIMITED

Maximum Daily Quantity (Dth/Day) per Location:

Begin Date	End Date	Point(s) of Primarv Receipt	Point(s) of Primarv Delivery	MDQ	(MAOP)
11/01/2005	10/31/2010	EMERSON		25,000	974

11/01/2005	10/31/2010		SAULT STE. MARIE TCPL	25,000	1142